EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of South Beach Spirits, Inc. fka CME Realty, Inc. (the "COMPANY") on Form 10-Q for the period ending August 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "REPORt"), I, Vincent Prince, Chief Financial Officer (and acting Chief Executive Officer), certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                               /s/ Vincent Prince
                                               ---------------------------------
                                               Chief Financial Officer
                                               (Principal Executive (Acting),
                                               Financial and Accounting Officer)

Dated: October 23, 2015